Exhibit 99.1

TYME Announces Appointment of Dr. Jan M Van Tornout as Acting Chief Medical Officer

BEDMINSTER, N.J.—(BUSINESS WIRE)—Tyme Technologies, Inc. (NASDAQ: TYME), an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™), today announced the appointment of Jan M Van Tornout, MD, MSc, as acting Chief Medical Officer, effective April 1, 2021. Dr. Van Tornout will provide leadership and direction for all medical and related preclinical programs in development. He will be replacing Dr. Giuseppe Del Priore. “On behalf of the board of directors, we truly appreciate Giuseppe’s many contributions towards advancing our programs and we wish him continued success in his future endeavors,” said Richie Cunningham, TYME’s CEO.

Dr. Van Tornout brings over 25 years of medical experience in academia and industry, including over 15 years of global drug development in pharmaceutical and biotech settings and encompassing preclinical, IND, FIH, phase II-IV, (s)NDA, BLA, safety, medical affairs, clinical operations and regulatory experience. He has led clinical management and oncology teams at Natera, INOVIO Pharmaceuticals, Astellas Pharma, Bristol Myers Squibb and Amgen. Dr. Van Tornout has also served as a medical strategy consultant for various biotech companies including Cyclacel Pharmaceuticals, GlaxoSmithKline, Puma Biotechnology, Maverick Therapeutics, ERT, Huya Bioscience, and Gradalis.

Dr. Van Tornout previously held academic appointments at the University of Southern California (USC) with clinical appointments at Children’s Hospital Los Angeles as attending pediatric hematologist-oncologist. Dr. Van Tornout received his MD from the Katholieke Universiteit Leuven (KUL), Leuven, Belgium, an MS in classical philosophy from KUL, and a BS from the Faculté Notre-Dame de la Paix, Namur, Belgium. He obtained his certification as a paediatrician from the Gasthuisberg University Hospitals, KUL, and subsequently completed his training as a pediatric hematologist-oncologist at Children’s Hospital Los Angeles, USC. He earned an MSc. in applied biometry from USC and completed a post-doctoral fellowship in molecular epidemiology at USC. Subsequently his National Institutes of Health-sponsored laboratory focused on genetic epidemiology of childhood cancer (EWS) and the application of neural networks to the analysis of large pediatric cancer datasets.

“We are delighted and fortunate to be able to bring on an individual with Dr. Van Tornout’s vast experience at this important juncture for TYME. Jan has played an integral role in the approval of multiple drug candidates and has served as a key advisor in all facets of drug development. We will greatly benefit from his expertise on how best to advance our pipeline, as well as his guidance on the components that comprise high quality submissions to the FDA. We expect the end result to benefit both TYME and the patients we intend to help,” said Richie Cunningham. Dr. Van Tornout stated, “I am excited to work with TYME and its leadership team during this pivotal period. TYME has multiple novel programs underway that have the potential to make a meaningful difference in the lives of many people with unmet medical needs. I am confident my background is very well-suited to help guide TYME in the next phase of clinical development across its various clinical and preclinical compounds.”

About Tyme Technologies

Tyme Technologies, Inc., is an emerging biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system. With the development of TYME-18 and TYME-19, the Company believes that it is also emerging as a leader in the development of bile acids as potential therapies for cancer and viruses such as COVID-19.

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Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88 and TYME- 18) and their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned preclinical or clinical trials, including the proposed TYME-19 proof-of-concept study, preliminary data results and the therapeutic design and mechanisms of our drug candidates. The words “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “anticipates,” and similar expressions (including their use in the negative) are intended to identify forward-looking statements. Forward-looking statements can also be identified by discussions of future matters such as: the effect of the novel coronavirus (COVID-19) pandemic and the associated economic downturn and impacts on the Company’s ongoing clinical trials and ability to analyze data from those trials; the cost of development and potential commercialization of our lead drug candidate and of other new products; expected releases of interim or final data from our clinical trials; possible collaborations; and the timing, scope, status, objectives and strategy of our ongoing and planned trials; the success of management transitions; and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations and projections which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to: the severity, duration, and economic and operational impact of the COVID-19 pandemic; that the information is of a preliminary nature and may be subject to change; uncertainties inherent in the cost and outcomes of research and development, including the cost and availability of acceptable-quality clinical supply, and in the ability to achieve adequate start and completion dates, as well as uncertainties in clinical trial design and patient enrollment, dropout or discontinuation rates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final data from any clinical trials may differ from prior or preliminary study data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; the ability of TYME and its collaborators to develop and realize collaborative synergies; competitive developments; and the factors described in the section captioned “Risk Factors” of TYME’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on May 22, 2020, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission available at www.sec.gov.

The information contained in this press release is as of its release date and TYME assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

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Source: Tyme Technologies, Inc.